                                                                  Exhibit 3.2(q)

                                   REGULATIONS

                                       OF

                        ASHTON DALLAS RESIDENTIAL L.L.C.

                        A TEXAS LIMITED LIABILITY COMPANY

                            DATED AS OF MAY 26, 1994

                                   REGULATIONS
                                       OF
                        ASHTON DALLAS RESIDENTIAL L.L.C.
                        A TEXAS LIMITED LIABILITY COMPANY

                                TABLE OF CONTENTS

ARTICLE I
DEFINITIONS ...............................................................    1

1.01  Definitions .........................................................    1
1.02  Construction ........................................................    3

ARTICLE II
ORGANIZATION ..............................................................    3

2.01  Formation ...........................................................    3
2.02  Name ................................................................    3
2.03  Registered Office; Registered Agent; Principal Office in the
      United States; Other Offices ........................................    3
2.04  Purposes ............................................................    4
2.05  Foreign Qualification ...............................................    4
2.06  Term ................................................................    4
2.07  Mergers and Exchanges ...............................................    4
2.08  No State-Law Partnership ............................................    4

ARTICLE III
MEMBERSHIP; DISPOSITIONS OF INTERESTS .....................................    4

3.01  Initial Members .....................................................    4
3.02  Representations and Warranties ......................................    4
3.03  Restrictions on the Disposition of an Interest ......................    5
3.04  Additional Members ..................................................    6
3.05  Interests in a Member ...............................................    7
3.06  Information .........................................................    7
3.07  Liability to Third Parties ..........................................    7
3.08  Withdrawal ..........................................................    7
3.09  Lack of Authority ...................................................    8

ARTICLE IV
CAPITAL CONTRIBUTIONS .....................................................    8

4.01  Initial Contributions ...............................................    8
4.02  Subsequent Contributions ............................................    8
4.03  Failure to Contribute ...............................................    8
4.04  Return of Contributions .............................................   10
4.05  Advances by Members .................................................   10
4.06  Capital Accounts ....................................................   10

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
ARTICLE V
ALLOCATIONS AND DISTRIBUTIONS .............................................   11

5.01  Allocations .........................................................   11
5.02  Distributions .......................................................   11

ARTICLE VI
MANAGERS

6.01  Management by Managers ..............................................   12
6.02  Actions by Managers; Committees; Delegation of Authority
      and Duties ..........................................................   13
6.03  Number and Term of Office ...........................................   13
6.04  Vacancies; Removal; Resignation .....................................   14
6.05  Meetings ............................................................   14
6.06  Approval or Ratification of Acts or Contracts by Members ............   15
6.07  Action by Written Consent or Telephone Conference ...................   15
6.08  Compensation ........................................................   15
6.09  Conflicts of Interest ...............................................   15
6.10  Officers ............................................................   15

ARTICLE VII
MEETINGS OF MEMBERS .......................................................   16

7.01  Meetings ............................................................   16
7.02  Voting List .........................................................   17
7.03  Proxies .............................................................   17
7.04  Conduct of Meetings .................................................   18
7.05  Action by Written Consent or Telephone Conference ...................   18

ARTICLE VIII
INDEMNIFICATION ...........................................................   19

8.01  Right to Indemnification ............................................   19
8.02  Advance Payment .....................................................   19
8.03  Indemnification of Officers, Employees, and Agents ..................   20
8.04  Appearance as a Witness .............................................   20
8.05  Nonexclusivity of Rights ............................................   20
8.06  Insurance ...........................................................   20
8.07  Member Notification .................................................   20
8.08  Savings Clause ......................................................   20

ARTICLE IX
TAXES .....................................................................   21

9.01  Tax Returns .........................................................   21
9.02  Tax Elections .......................................................   21
9.03  "Tax Matters Partner ................................................   21

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
ARTICLE X
BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS ................................   22

10.01 Maintenance of Books ................................................   22
10.02 Reports .............................................................   22
10.03 Accounts ............................................................   22

ARTICLE XI
BANKRUPTCY OF A MEMBER ....................................................   23

11.01 Bankrupt Members ....................................................   23

ARTICLE XII
DISSOLUTION, LIQUIDATION, AND TERMINATION .................................   23

12.01 Dissolution .........................................................   23
12.02 Liquidation and Termination .........................................   24
12.03 Deficit Capital Accounts ............................................   25
12.04 Articles of Dissolution .............................................   25

ARTICLE XIII
GENERAL PROVISIONS ........................................................   25

13.01 Offset ..............................................................   25
13.02 Notices .............................................................   25
13.03 Entire Agreement; Supersedure .......................................   26
13.04 Effect of Waiver or Consent .........................................   26
13.05 Amendment or Modification ...........................................   26
13.06 Binding Effect ......................................................   26
13.07 Governing Law; Severability .........................................   26
13.08 Further Assurances ..................................................   27
13.09 Waiver of Certain Rights ............................................   27
13.10 Indemnification .....................................................   27
13.11 Notice to Members of Provisions of this Agreement ...................   27
13.12 Counterparts ........................................................   27

                                   REGULATIONS

                                       OF

                        ASHTON DALLAS RESIDENTIAL L.L.C.

                        A TEXAS LIMITED LIABILITY COMPANY

     These REGULATIONS OF ASHTON DALLAS RESIDENTIAL L.L.C. (these
"Regulations"), dated as of May 26, 1994, are (a) adopted by the Managers (as defined below) and (b) executed and agreed to, for good and valuable consideration, by the Members (as defined below).

                                    ARTICLE I
                                   DEFINITIONS

     1.01 DEFINITIONS. As used in these Regulations, the following terms have the following meanings:

          "Act" means the Texas Limited Liability Company Act and any successor statute, as amended from time to time.

          "Articles" has the meaning given that term in Section 2.01.

          "Bankrupt Member" means (except to the extent a Required Interest consents otherwise) any Member (a) that (i) makes a general assignment for the benefit of creditors; (ii) files a voluntary bankruptcy petition; (iii) becomes the subject of an order for relief or is declared insolvent in any federal or state bankruptcy or insolvency proceedings; (iv) files a petition or answer seeking for the Member a reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law; (v) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in a proceeding of the type described in subclauses (i) through (iv) of this clause (a); or (vi) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties; or (b) against which, a proceeding seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law has been commenced and 120 days have expired without dismissal thereof or with respect to which, without the Member's consent or acquiescence, a trustee, receiver, or liquidator of the Member or of all or any substantial part of the Member's properties has been appointed and 90 days have expired without the appointment's having been vacated or stayed, or 90 days have expired after the date of expiration of a stay, if the appointment has not previously been vacated.

          "Business Day" means any day other than a Saturday, a Sunday, or a holiday on which national banking associations in the State of Texas are closed.

          "Capital Contribution" means any contribution by a Member to the capital of the Company.

          "Code" means the Internal Revenue Code of 1986 and any successor statute, as amended from time to time.

          "Commitment" means, subject in each case to adjustments on account of Dispositions of Membership Interests permitted by these Regulations, (a) in the case of a Member executing these Regulations as of the date of these Regulations or a Person acquiring that Membership Interest, the amount specified for that Member as its Commitment on Exhibit A, and (b) in the case of a Membership Interest issued pursuant to Section 3.04, the Commitment established pursuant thereto.

          "Company" means Ashton Dallas Residential L.L.C., a Texas limited liability company.

          "Default Interest Rate" means a rate per annum equal to the lesser of
     (a) four percent (4%) plus a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

          "Delinquent Member" has the meaning given that term in Section
     4.03(a).

          "Dispose," "Disposing," or "Disposition" means a sale, assignment, transfer, exchange, mortgage, pledge, grant of a security interest, or other disposition or encumbrance (including, without limitation, by operation of law), or the acts thereof.

          "General Interest Rate" means a rate per annum equal to the lesser of
     (a) a varying rate per annum that is equal to the interest rate published as the prime rate by The Bank of Nova Scotia from time to time, with adjustments in that varying rate to be made on the same date as any change in that rate, and (b) the maximum rate permitted by applicable law.

          "Lending Member" has the meaning given that term in Section
     4.03(a)(ii).

          "Manager" means Elly Reisman, Bruce Freeman, Harry Rosenbaum and Seymour Joffe and any Person hereafter elected as a manager of the Company as provided in these Regulations, but does not include any Person who has ceased to be a manager of the Company.

          "Member" means any Person executing these Regulations as of the date of these Regulations as a member or hereafter admitted to the Company as a member as provided in these Regulations, but does not include any Person who has ceased to be a member in the Company.

          "Membership Interest" means the interest of a Member in the Company, including, without limitation, rights to distributions (liquidating or other), allocations, information, and to consent or approve.

          "Permitted Transferee" has the meaning given that term in Section 3.03(b).

          "Person" has the meaning given that term in article 1.02(A)(4) of the Act.

          "Proceeding" has the meaning given that term in Section 8.01.

          "Regulations" has the meaning given that term in the introductory paragraph.

          "Required Interest" means one or more Members having among them more than 51% of the Sharing Ratios of all Members.

          "Sharing Ratio" with respect to any Member means the percentage set forth on Exhibit A. subject to change as herein provided.

          "TBCA" means the Texas Business Corporation Act and any successor statute, as amended from time to time.

Other terms defined herein have the meanings so given them.

     1.02 CONSTRUCTION. Whenever the context requires, the gender of all words used in these Regulations includes the masculine, feminine, and neuter. All references to Articles and Section refer to articles and sections of these Regulations, and all references to Exhibits are to Exhibits attached hereto, each of which is made a part hereof for all purposes.

                                   ARTICLE II
                                  ORGANIZATION

     2.01 FORMATION. The Company has been organized as a Texas limited liability company by the filing of Articles of Organization (the "Articles") under and pursuant to the Act and the issuance of a certificate of organization for the Company by the Secretary of State of Texas.

     2.02 NAME. The name of the Company is "Ashton Dallas Residential L.L.C." and all Company business must be conducted in that name or such other names that comply with applicable law as the Managers may select from time to time.

     2.03 REGISTERED OFFICE; REGISTERED AGENT; PRINCIPAL OFFICE IN THE UNITED STATES; OTHER OFFICES. The registered office of the Company required by the Act to be maintained in the State of Texas shall be the office of the initial registered agent named in the Articles or such other office (which need not be a place of business of the Company) as the Managers may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Texas shall be the initial registered agent named in the Articles or such other Person or Persons as the Managers may designate from time to time in the manner provided by law. The principal office of the Company in the United States shall be at such place as the Managers may designate from time to time, which need not be in the State of Texas, and the Company shall maintain records there as required by article 2,22 of the Act and shall keep the street address of such principal office at the registered office of the Company in the State of Texas. The Company may have such other offices as the Managers may designate from time to time.

     2.04 PURPOSES. The purposes of the Company are those set forth in the Articles.

     2.05 FOREIGN QUALIFICATION. Prior to the Company's conducting business in any jurisdiction other than Texas, the Managers shall cause the Company to comply, to the extent procedures are available and those matters are reasonably within the control of the Managers, with all requirements necessary to qualify the Company as a foreign limited liability company in that jurisdiction. At the request of the Managers, each Member shall execute, acknowledge, swear to, and deliver all certificates and other instruments conforming with these Regulations that are necessary or appropriate to qualify, continue, and terminate the Company as a foreign limited liability company in all such jurisdictions in which the Company may conduct business.

     2.06 TERM. The Company commenced on the date the Secretary of State of Texas issued a certificate of organization for the Company and shall continue in existence for the period fixed in the Articles for the duration of the Company, or such earlier time as these Regulations may specify.

     2.07 MERGERS AND EXCHANGES. The Company may be a party to (a) a merger or
(b) an exchange or acquisition of the type described in article 5.02 of the TBCA, subject to the requirements of Section 6.01(b)(ii).

     2.08 NO STATE-LAW PARTNERSHIP. The Members intend that the Company not be a partnership (including, without limitation, a limited - partnership) or joint venture, and that no Member or Manager be a partner or joint venturer of any other Member or Manager, for any purposes other than federal and state tax purposes, and these Regulations may not be construed to suggest otherwise.

                                   ARTICLE III
                      MEMBERSHIP; DISPOSITIONS OF INTERESTS

     3.01 INITIAL MEMBERS. The initial members of the Company are the Persons executing these Regulations as of the date of these Regulations as members, each of which is admitted to the Company as a Member effective contemporaneously with the execution by such Person of these Regulations.

     3.02 REPRESENTATIONS AND WARRANTIES. Each Member hereby represents and warrants to the Company and each other Member that (a) if that Member is a corporation, it is duly organized, validly existing and in good standing under the law of the state of its incorporation and is duly qualified and in good standing as a foreign corporation in the jurisdiction of its principal place of business (if not incorporated therein); (b) if that Member is a limited liability company, it is duly organized, validly existing, and (if applicable) in good standing under the law of the state of its organization and is duly qualified and (if applicable) in good standing as a foreign limited liability company in the jurisdiction of its principal place of business (if not organized therein); (c) if that Member is a partnership, trust, or other entity, it is duly formed, validly existing, and (if applicable) in good standing under the law of the state of its formation, and if required by law is duly qualified to do business and (if applicable) in good standing in the jurisdiction of its principal place of business (if not formed therein), and the representations and warranties in clause (a), (b) or
(c), as applicable, are true and correct with respect to each partner (other than limited partners), trustee, or other member thereof; (d) that Member has full corporate, limited liability company, partnership, trust, or other applicable power and authority to execute and agree to these Regulations and to perform its obligations hereunder and all necessary actions by the board of directors, shareholders, managers, members, partners, trustees, beneficiaries, or other Persons necessary for the due authorization, execution, delivery, and performance of these Regulations by that Member have been duly taken; (e) that Member has duly executed and delivered these Regulations; and (f) that Member's authorization, execution, delivery, and performance of these Regulations do not conflict with any other agreement or arrangement to which that Member is a party or which it is bound.

     3.03 RESTRICTIONS ON THE DISPOSITION OF AN INTEREST. (a) Except as specifically provided in this Section 3.03, a Disposition of an interest in the Company may not be effected without the consent of (i) a majority of the Managers who are Members (excluding any Manager who is making such Disposition), or (ii) if there are no Managers of the type described in clause (i), a Required Interest. Any attempted Disposition by a Person of an interest or right, or any part thereof, in or in respect of the Company other than in accordance with this
Section 3.03 shall be, and is hereby declared, null and void ab initio.

     (b) Notwithstanding the provisions of Section 3.03(a), the interest of any Member in the Company may be transferred without the consent of the Managers or any of the Members if (i) the transfer occurs by reason of or incident to the death, dissolution, divorce, liquidation, merger or termination of the transferor Member, and (ii) the transferee is a Permitted Transferee. A "Permitted Transferee" is any member of such Member's immediate family, or a trust, corporation, limited liability company, or partnership controlled by such Member or members of such Member's immediate family, or another Person controlling, controlled by, or under common control with such Member.

     (c) Subject to the provisions of Section 3.03(d), (e), and (f), (i) a Person to whom an interest in the Company is transferred has the right to be admitted to the Company as a Member with the Sharing Ratio and the Commitment so transferred to such Person, if (A) the Member making such transfer grants the transferee the right to be so admitted, and (B) such transfer is consented to in accordance with Section 3,03(a): (ii) a Permitted Transferee under the circumstances described in Section 3.03(b) has the right to be admitted to the Company as a Member with the Sharing Ratio and the Commitment so transferred to the Permitted Transferee; and (iii) the Company or (with the permission of the Company, which may be withheld in its sole discretion) a Lending Member may grant the purchaser of a Delinquent Member's interest in the Company at a foreclosure of the security interest therein granted pursuant to Section 4.03(b) the right to be admitted to the Company as a Member with such Sharing Ratio and such Commitment (no greater than the Sharing Ratio and the Commitment of the Member effecting such Disposition prior thereto) as they may agree.

     (d) The Company may not recognize for any purpose any purported Disposition of all or part of a Membership Interest unless and until the other applicable provisions of this Section 3.03 have been satisfied and the Managers have received, on behalf of the Company, a document (i) executed by both the Member effecting the Disposition (or if the transfer is on account of the death, incapacity, or liquidation of the transferor, its representative) and the Person to which the Membership Interest or part thereof is Disposed, (ii) including the notice address of any Person to be admitted to the Company as a Member and its agreement to be bound by these Regulations with respect to the Membership Interest or part thereof being obtained, (iii) setting forth the Sharing Ratios and the Commitments after the Disposition of the Member effecting the Disposition and the Person to which the Membership Interest or part thereof is Disposed (which together must total the Sharing Ratio and the Commitment of the Member effecting the Disposition before the Disposition), and (iv) containing a representation and warranty that the Disposition was made in accordance with all applicable laws and regulations (including securities laws) and, if the Person to which the Membership Interest or part thereof is Disposed is to be admitted to the Company, its representation and warranty that the representations and warranties in Section 3.02 are true and correct with respect to that Person. Each Disposition and, if applicable, admission complying with the provisions of this Section 3.03(d) is effective as of the first day of the calendar month immediately succeeding the month in which the Managers receive the notification of Disposition and the other requirements of this Section 3.03 have been met.

     (e) For the right of a Member to Dispose of a Membership Interest or any part thereof or of any Person to be admitted to the Company in connection therewith to exist or be exercised, (i) either (A) the Membership Interest or part thereof subject to the Disposition or admission must be registered under the Securities Act of 1933, as amended, and any applicable state securities laws or (B) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission is exempt from registration under those laws and
(ii) the Company must receive a favorable opinion of the Company's legal counsel or of other legal counsel acceptable to the Managers to the effect that the Disposition or admission, when added to the total of all other sales, assignments, or other Dispositions within the preceding 12 months, would not result in the Company's being considered to have terminated within the meaning of the Code. The Managers, however, may waive the requirements of this Section 3.03(e).

     (f) The Member effecting a Disposition and any Person admitted to the Company in connection therewith shall pay, or reimburse the Company for, all costs incurred by the Company in connection with the Disposition or admission (including, without limitation, the legal fees incurred in connection with the legal opinions referred to in Section 3.03(e)) on or before the tenth day after the receipt by that Person of the Company's invoice for the amount due. If payment is not made by the date due, the Person owing that amount shall pay interest on the unpaid amount from the date due until paid at a rate per annum equal to the Default Interest Rate.

     3.04 ADDITIONAL MEMBERS. Additional Persons may be admitted to the Company as Members and Membership Interests may be created and issued to those Persons and to existing Members at the direction of (a) a majority of the Managers who are Members, or (b) if there are no Managers who are Members, a Required Interest, on such terms and conditions as the Managers may determine at the time of admission. The terms of admission or issuance must specify the Sharing Ratios and the Commitments applicable thereto and may provide for the creation of different classes or groups of Members and having different rights, powers, and duties. The Managers shall reflect the creation of any new class or group in an amendment to these Regulations indicating the different rights, powers, and duties, and such an amendment need be executed only by the Managers. Any such admission also must comply with the provisions of Section 3.03(d)(i) and (ii) and is effective only after the new Member has executed and delivered to the Managers a document including the new Member's notice address, its agreement to be bound by these Regulations, and its representation and warranty that the representation and warranties in Section 3.02 are true and correct with respect to the new Member. The provisions of this Section 3.04 shall not apply to Dispositions of Membership Interests.

     3.05 INTERESTS IN A MEMBER. A Member that is not a natural person may not cause or permit an interest, direct or indirect, in itself to be Disposed of such that, after the Disposition, (a) the Company would be considered to have terminated within the meaning of section 708 of the Code or (b) without the consent of the Managers and a Required Interest, that Member shall cease to be controlled by substantially the same Persons who control it as of the date of its admission to the Company. On any breach of the provisions of clause (b) of the immediately preceding sentence, the Company shall have the option to buy, and on exercise of that option the breaching Member shall sell, the breaching Member's Membership Interest, all in accordance with Section 11.01 as if the breaching Member were a Bankrupt Member.

     3.06 INFORMATION. (a) In addition to the other rights specifically set forth in these Regulations, each Member is entitled to all information to which that Member is entitled to have access pursuant to article 2.22 of the Act under the circumstances and subject to the conditions therein stated. The Members agree, however, that the Managers from time to time may determine, due to contractual obligations, business concerns, or other considerations, that certain information regarding the business, affairs, properties, and financial condition of the Company should be kept confidential and not provided to some or all other Members, and that it is not just or reasonable for those Members or assignees or representatives thereof to examine or copy that information.

     (b) The Members acknowledge that, from time to time, they may receive information from or regarding the Company in the nature of trade secrets or that otherwise is confidential, the release of which may be damaging to the Company or Persons with which it does business. Each Member shall hold in strict confidence any information it receives regarding the Company that is identified as being confidential (and if that information is provided in writing, that is so marked) and may not disclose it to any Person other than another Member or a Manger, except for disclosures (i) compelled by law (but the Member must notify the Managers promptly of any request for that information, before disclosing it if practicable), (ii) to advisers or representatives of the Member or Persons to which that Member's Membership Interest may be Disposed as permitted by these Regulations, but only if the recipients have agreed to be bound by the provisions of this Section 3.06(b), or (iii) of information that Member also has received from a source independent of the Company that the Member reasonably believes obtained that information without breach of any obligation of confidentiality. The Members acknowledge that breach of the provisions of this
Section 3.06(b) may cause irreparable injury to the Company for which monetary damages are inadequate, difficult to compute, or both. Accordingly, the Members agree that the provisions of this Section 3.06(b) may be enforced by specific performance.

     3.07 LIABILITY TO THIRD PARTIES. No Member or Manager shall be liable for the debts, obligations or liabilities of the Company, including under a judgment, decree or order of a court.

     3.08 WITHDRAWAL. A Member does not have the right or power to withdraw from the Company as a member.

     3.09 LACK OF AUTHORITY. No Member (other than a Manager or an officer) has the authority or power to act for or on behalf of the Company, to do any act that would be binding on the Company, or to incur any expenditures on behalf of the Company.

                                   ARTICLE IV
                              CAPITAL CONTRIBUTIONS

     4.01 INITIAL CONTRIBUTIONS. Contemporaneously with the execution by such Member of these Regulations, each Member shall make the Capital Contributions described for that Member in Exhibit A.

     4.02 SUBSEQUENT CONTRIBUTIONS. Without creating any rights in favor of any third party, each Member shall contribute to the Company, in cash, on or before the date specified as hereinafter described, that Member's Sharing Ratio of all monies that in the judgement of the Managers are necessary to enable the Company to cause the assets of the Company to be properly operated and maintained and to discharge its costs, expenses, obligations, and liabilities; provided, however, that a Member is not obligated to contribute a total amount that, when added to all Capital Contributions that Member previously has made pursuant to Section
4.01 or this Section 4.02, exceeds that Member's Commitment. The Managers shall notify each Member of the need for Capital Contributions pursuant to this
Section 4.02 when appropriate, which notice must include a statement in reasonable detail of the proposed uses of the Capital Contributions and a date (which date may be no earlier than the fifth Business Day following each Member's receipt of its notice) before which the Capital Contributions must be made. Notices for Capital Contributions must be made to all Members in accordance with their Sharing Ratios.

     4.03 FAILURE TO CONTRIBUTE. (a) If a Member does not contribute by the time required all or any portion of a Capital Contribution that Member is required to make as provided in these Regulations, the Company may exercise, on notice to that Member (the "Delinquent Member"), one or more of the following remedies:

          (i) taking such action (including, without limitation, court proceedings) as the Managers may deem appropriate to obtain payment by the Delinquent Member of the portion of the Delinquent Member's Capital Contribution that is in default, together with interest thereon at the Default Interest Rate from the date that the Capital Contribution was due until the date that it is made, all at the cost and expense of the Delinquent Member;

          (ii) permitting the other Members in proportion to their Sharing Ratios or in such other percentages as they may agree (the "Lending Member" whether one or more), to advance the portion of the Delinquent Member's Capital Contribution that is in default, with the following results:

               (A) the sum advanced constitutes a loan from the Lending Member to the Delinquent Member and a Capital Contribution of that sum to the Company by the Delinquent Member pursuant to the applicable provisions of these Regulations,

               (B) the principal balance of the loan and all accrued unpaid interest thereon is due and payable in whole on the tenth day after written demand therefor by the Lending Member to the Delinquent Member,

               (C) the amount lent bears interest at the Default Interest Rate from the day that the advance is deemed made until the date that the loan, together with all interest accrued on it, is repaid to the Lending Member,

               (D) all distributions from the Company that otherwise would be made to the Delinquent Member (whether before or after dissolution of the Company) instead shall be paid to the Lending Member until the loan and all interest accrued on it have been paid in full to the lending Member (with payments being applied first to accrued and unpaid interest and then to principal),

               (E) the payment of the loan and interest accrued on it is secured by a security interest in the Delinquent Member's Membership Interest, as more fully set forth in Section 4.03(b), and

               (F) the Lending Member has the right, in addition to the other rights and remedies granted to it pursuant to these Regulations or available to it at law or in equity, to take any action (including, without limitation, court proceedings) that the Lending Member may deem appropriate to obtain payment by the Delinquent Member of the loan and all accrued and unpaid interest on it, at the cost and expense of the Delinquent Member;

          (iii) exercising the rights of a secured party under the Uniform Commercial Code of the State of Texas, as more fully set forth in Section 4.03(b); or

          (iv) exercising any other rights and remedies available at law or in equity.

     (b) Each Member grants to the Company, and to each Lending Member with respect to any loans made by the Lending Member to that Member as a Delinquent Member pursuant to Section 4.03(a)(ii), as security, equally and ratably, for the payment of all Capital Contributions that Member has agreed to make and the payment of all loans and interest accrued on them made by Lending Members to that Member as a Delinquent Member pursuant to Section 4.03(a)(ii), a security interest in and a general lien on its Membership Interest and the proceeds thereof, all under the Uniform Commercial Code of the State of Texas. On any default in the payment of a Capital Contribution or in the payment of such a loan or interest accrued on it, the Company or the Lending Member, as applicable, is entitled to all the rights and remedies of a secured party under the Uniform Commercial Code of the State of Texas with respect to the security interest granted in this Section 4.03(b). Each Member shall execute and deliver to the Company and the other Members all financing statements and other instruments that the Managers or the Lending Member, as applicable, may request to effectuate and carry out the preceding provisions of this Section 4.03(b). At the option of the Managers or a Lending Member, these Regulations or a carbon, photographic, or other copy hereof may serve as a financing statement.

     4.04 RETURN OF CONTRIBUTIONS. Other than as expressly provided in these Regulations, Member is not entitled to the return of any part of its Capital Contributions or to be paid interest in respect of either its capital account or its Capital Contributions. An unrepaid Capital Contribution is not a liability of the Company or of any Member. A Member is not required to contribute or to lend any cash or property to the Company to enable the Company to return any Member's Capital Contributions.

     4.05 ADVANCES BY MEMBERS. If the Company does not have sufficient cash to pay its obligations, any Member(s) that may agree to do so with the Managers' consent may advance all or part of the needed funds to or on behalf of the Company. An advance described in this Section 4.05 constitutes a loan from the Member to the Company, bears interest at the General Interest Rate from the date of the advance until the date of payment, and is not a Capital Contribution.

     4.06 CAPITAL ACCOUNTS. A capital account shall be established and maintained for each Member. Each Member's capital account (a) shall be increased by (i) the amount of money contributed by that Member to the Company, (ii) the fair market value of property contributed by that Member to the Company (net of liabilities secured by the contributed property that the Company is considered to assume or take subject to under section 752 of the Code), and (iii) allocations to that Member of Company income and gain (or items thereof), including income and gain exempt from tax and income and gain described in Treas. Reg. Section 1.704-l(b)(2)(iv)(g), but excluding income and gain described in Treas. Reg. Section 1.704-l(b)(4)(i), and (b) shall be decreased by
(i) the amount of money distributed to that Member by the Company, (ii) the fair market value of property distributed to that Member by the Company (net of liabilities secured by the distributed property that the Member is considered to assume or take subject to under section 752 of the Code), (iii) allocations to that Member of expenditures of the Company described in section 705(a)(2)(B) of the Code, and (iv) allocations of Company loss and deduction (or items thereof), including loss and deduction described in Treas. Reg. Section 1.704-l(b)(2)(iv)(g), but excluding items described in clause (b)(iii) above and loss or deduction described in Treas. Reg. Section 1.704-l(b)(4)(i) or Section 1704-l(b)(4)(iii). The Members' capital accounts also shall be maintained and adjusted as permitted by the provisions of Treas. Reg. Section 1.704-l(b)(2)(iv)(f) and as required by the other provisions of Treas. Reg. Sections 1.704-1 (b)(2)(iv) and 1.704-l(b)(4), including adjustments to reflect the allocations to the Members of depreciation, depletion, amortization, and gain or loss as computed for book purposes rather than the allocation of the corresponding items as computed for tax purposes, as required by Treas. Reg.
Section 1.704-l(b)(2)(iv)(g). A Member that has more than one Membership Interest shall have a single capital account that reflects all its Membership Interests, regardless of the class of Membership Interests owned by that Member and regardless of the time or manner in which those Membership Interests were acquired. On the transfer of all or part of a Membership Interest, the capital account of the transferor that is attributable to the transferred Membership Interest or part thereof shall carry over to the transferee Member in accordance with the provisions of Treas. Reg. Section 1.704-l(b)(2)(iv)(l).

                                    ARTICLE V
                          ALLOCATIONS AND DISTRIBUTIONS

     5.01 ALLOCATIONS. (a) Except as may be required by section 701 (c) of the Code and Treas. Reg. Section 1.701-1 (b)(2)(iv)(f)(4), all items of income, gain, loss, deduction, and credit of the Company shall be allocated among the Members in accordance with their Sharing Ratios.

     (b) All items of income, gain, loss, deduction, and credit allocable to any Membership Interest that may have been transferred shall be allocated between the transferor and the transferee based on the portion of the calendar year during which each was recognized as owning that Membership Interest, without regard to the results of Company operations during any particular portion of that calendar year and without regard to whether cash distributions were made to the transferor or the transferee during that calendar year; provided, however, that this allocation must be made in accordance with a method permissible under section 706 of the Code and the regulations thereunder.

     5.02 DISTRIBUTIONS. All receipts and revenues of the Company from any source shall be applied and distributed in the following order of priority with no distribution being made in any category set forth below unless and until the preceding category has been satisfied in full either by payment or by setting aside of a cash reserve for payment of same.

     (a) in payment of all debts, obligations, liabilities, costs and expenses incurred in connection with or on account of the Company;

     (b) in repayment of any loans and accrued interest thereon made by a Lending Member pursuant to Section 4.03(a)(ii);

     (c) in repayment of Contributions by the Member in accordance with their Sharing Ratios, subject to the provisions of Section 4.03.

     (d) after having satisfied (a), (b) and (c) above, receipts and revenues of the Company shall represent the profits of the Company and shall be distributed in the following order of priority:

          (i) the Contributions made by the Members to the Company pursuant to Sections 4.01 and 4.02 herein shall bear interest at a rate which is two percent (2%) per annum greater than the prime rate charged by the Bank of Nova Scotia to its most creditworthy customers of U.S. Dollar demand loans, but in no event shall the rate of interest exceed the maximum rate permitted by laws, from the date of such advance until repaid to such Member in accordance with (c) above.

          (ii) after having satisfied (a), (b), (d) and (d)(i) above, the receipts and revenues of the Company shall be distributed to the Members pro rate and pari passu in accordance with their Sharing Ratios.

However, no distribution of profits shall be made until after completion of any development and/or construction activities undertaken by the Company, without the agreement of the Members.

                                   ARTICLE VI
                                    MANAGERS

     6.01 MANAGEMENT BY MANAGERS. (a) Except for situations in which the approval of the Members is required by these Regulations or by nonwaivable provisions of applicable law, and subject to the provisions of Section 6.02, (i) the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, the Managers; and (ii) the Managers may make all decisions and take all actions for the Company not otherwise provided for in these Regulations, including, without limitation, the following:

          (i) entering into, making, and performing contracts, agreements, and other undertakings binding the Company that may be necessary, appropriate, or advisable in furtherance of the purposes of the Company and making all decisions and waivers thereunder;

          (ii) opening and maintaining bank and investment accounts and arrangements, drawing checks and other orders for the payment of money, and designating individuals with authority to sign or give instructions with respect to those accounts and arrangements;

          (iii) maintaining the assets of the Company in good order;

          (iv) collecting sums due the Company;

          (v) to the extent that funds of the Company are available therefor, paying debts and obligations of the Company;

          (vi) acquiring, utilizing for Company purposes, and Disposing of any asset of the Company;

          (vii) borrowing money or otherwise committing the credit of the Company for Company activities and voluntary prepayments or extensions of debt;

          (viii) selecting, removing, and changing the authority and responsibility of lawyers, accountants, and other advisers and consultants;

          (ix) obtaining insurance for the Company;

          (x) determining distributions of Company cash and other property as provided in Section 5.02;

          (xi) establishing a seal for the Company;

          (xii) selling, leasing, exchanging or otherwise disposing of (including by way of a pledge, mortgage, deed of trust or trust indenture) all or any portion of the Company's property and assets (with or without good will); and

          (xiii) being a party to (i) a merger, or (ii) an exchange or acquisition of the type described in article 5.02 of the TBCA.

     (b) Notwithstanding the provisions of Section 6.01(a), the Managers may not cause the Company to do any of the following without complying with the applicable requirements set forth below:

          (i) amend or restate the Articles, without complying with the applicable procedures set forth in the Act and the TBCA, including, without limitation, the requirement in article 4.02 of the TBCA regarding approval by the Members (unless such provision is rendered inapplicable by another provision of applicable law).

     6.02 ACTIONS BY MANAGERS; COMMITTEES; DELEGATION OF AUTHORITY AND DUTIES.
(a) In managing the business and affairs of the Company and exercising its powers, the Managers shall act (i) collectively through meetings and written consents pursuant to Sections 6.05 and 6.07; (ii) through committees pursuant to
Section 6.02(b); and (iii) through Managers to whom authority and duties have been delegated pursuant to Section 6.02(c).

     (b) The Managers may, from time to time, designate one or more committees, each of which shall be comprised of one or more Managers. Any such committee, to the extent provided in such resolution or in the Articles or these Regulations, shall have and may exercise all of the authority of the Managers, subject to the limitations set forth in the Act and the TBCA. At every meeting of any such committee, the presence of a majority of all the members thereof shall constitute a quorum, and the affirmative vote of a majority of the members present shall be necessary for the adoption of any resolution. The Managers may dissolve any committee at any time, unless otherwise provided in the Articles or these Regulations.

     (c) The Managers hereby delegate to each of the Managers (acting by them self and without the necessity of any other approval or authorization) or to an authorized representative of the Company the authority to take any of the actions authorized in Section 6.01(a) hereof. In addition, the Managers may assign titles (including, without limitation, president, vice president, secretary, assistant secretary, treasurer and assistant treasurer) to any such Manager. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such Manager of the authority and duties that are normally associated with that office, subject to any specific delegation of authority and duties made pursuant to the first sentence of this
Section 6.02(c). Any number of titles may be held by the same Manager. Any delegation pursuant to this Section 6.02(c) may be revoked at any time by the Managers.

     (d) Any Person dealing with the Company, other than a Member, may rely on the authority of any Manager, authorized representative or officer in taking any action in the name of the Company without inquiry into the provisions of these Regulations or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of these Regulations.

     6.03 NUMBER AND TERM OF OFFICE. The number of Managers of the Company shall be determined from time to time by resolution of the Managers; provided, however, that no decrease in the number of Managers that would have the effect of shortening the term of an incumbent Manager may be made by the Managers. If the Managers make no such determination, the number of Managers shall be the number set forth in the Articles as the number of Managers constituting the initial Managers. Each Manager shall hold office for the term for which he is elected and thereafter until his successor shall have been elected and qualified, or until his earlier death, resignation or removal. Unless otherwise provided in the Articles, Managers need not be Members or residents of the State of Texas.

     6.04 VACANCIES; REMOVAL; RESIGNATION. Any Manager position to be filled by reason of an increase in the number of Managers may be filled by election at an annual or special meeting of Members called for that purpose. Any vacancy occurring in the Managers other than by reason of an increase in the number of Managers may be filled (a) by election at an annual or special meeting of the Members called for that purpose or (b) by the affirmative vote of a majority of the remaining Managers though less than a quorum of the Managers. A Manager elected to fill a vacancy occurring other than by reason of an increase in the number of Managers shall be elected for the unexpired term of his predecessor in office. At any meeting of Members at which a quorum of Members is present called expressly for that purpose, or pursuant to a written consent adopted pursuant to these Regulations, any Manager may be removed, with or without cause, by a Required Interest. Any Manager may resign at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the remaining Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     6.05 MEETINGS. (a) Unless otherwise required by law or provided in the Articles or these Regulations, a majority of the total number of Managers fixed by, or in the manner provided in, the Articles or these Regulations shall constitute a quorum for the transaction of business of the Managers, and the act of a majority of the Managers present at a meeting at which a quorum is present shall be the act of the Managers. A Manager who is present at a meeting of the Managers at which action on any Company matter is taken shall be presumed to have assented to the action unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Person acting as secretary of the meeting before the adjournment thereof or shall deliver such dissent to the Company immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Manager who voted in favor of such action.

     (b) Meetings of the Managers may be held at such place or places as shall be determined from time to time by resolution of the Managers. At all meetings of the Managers, business shall be transacted in such order as shall from time to time be determined by resolution of the Managers. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     (c) In connection with any annual meeting of Members at which Managers were elected, the Managers may, if a quorum is present, hold its first meeting for the transaction of business immediately after and at the same place as such annual meeting of the Members. Notice of such meeting at such time and place shall not be required.

     (d) Regular meetings of the Managers shall be held at such times and places as shall be designated from time to time by resolution of the Managers. Notice of such regular meetings shall not be required.

     (e) Special meetings of the Managers may be called by any Manager on at least 24 hours notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for by the Articles or these Regulations.

     6.06 APPROVAL OR RATIFICATION OF ACTS OR CONTRACTS BY MEMBERS. The Managers in their discretion may submit any act or contract for approval or ratification at any annual meeting of the Members, or at any special meeting of the Members called for the purpose of considering any such act or contract, and any act or contract that shall be approved or be ratified by a Required Interest shall be as valid and as binding upon the Company and upon all the Members as if it shall have been approved or ratified by every Member of the Company.

     6.07 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. Any action permitted or required by the Act, the TBCA, the Articles or these Regulations to be taken at a meeting of the Managers or any committee designated by the Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by all the Managers or members of such committee, as the case may be. Such consent shall have the same force and effect as a unanimous vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Texas, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Managers or any such committee, as the case may be. Subject to the requirements of the Act, the TBCA, the Articles or these Regulations for notice of meetings, unless otherwise restricted by the Articles, Managers, or members of any committee designated by the Managers, may participate in and hold a meeting of the Managers or any committee of Managers, as the case may be, by means of a conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

     6.08 COMPENSATION. The Managers shall reserve such compensation, if any, for their services as may be designated from time to time by all of the Managers. In addition, the Managers shall be entitled to be reimbursed for out-of-pocket costs and expenses incurred in the course of their service hereunder, including the portion of their overhead reasonably allocable to Company activities.

     6.09 CONFLICTS OF INTEREST. Subject to the other express provisions of these Regulations, each Manager, Member and officer of the Company at any time and from time to time may engage in and possess interests in other business ventures of any and every type and description, independently or with others, including ones in competition with the Company, with no obligation to offer to the Company or any other Member, Manager or officer the right to participate therein. The Company may transact business with any Manager, Member, officer or Affiliate thereof, provided the terms of those transactions are no less favorable than those the Company could obtain from unrelated third parties.

     6.10 OFFICERS. (a) The Managers may, from time to time, designate one or more Persons to be officers of the Company. No officer need be a resident of the State of Texas, a Member or a Manager. Any officers so designated shall have such authority and perform such duties as the Managers may, from time to time, delegate to them. The Managers may assign titles to particular officers. Unless the Managers decide otherwise, if the title is one commonly used for officers of a business corporation formed under the TBCA, the assignment of such title shall constitute the delegation to such officer of the authority and duties that are normally associated with that office, subject to
(i) any specific delegation of authority and duties made to such officer by the Managers pursuant to the third sentence of this Section 6.10(b), or (ii) any delegation of authority and duties made to one or more Mangers pursuant to
Section 6.02(a). Each officer shall hold office until his successor shall be duly designated and shall quality or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same Person. The salaries or other compensation, if any, of the officers and agents of the Company shall be fixed from time to time by the Managers.

     (b) Any officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Managers. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any officer may be removed as such, either with or without cause, by the Managers whenever in their judgment the best interests of the Company will be served thereby; provided, however, that such removal shall be without prejudice to the contract rights, if any, of the Person so removed. Designation of an officer shall not of itself create contract rights. Any vacancy occurring in any office of the Company (other than Manager) may be filled by the Managers.

                                   ARTICLE VII
                               MEETINGS OF MEMBERS

     7.01 MEETINGS. (a) A quorum shall be present at a meeting of Members if the holders of a Required Interest are represented at the meeting in person or by proxy. With respect to any matter, other than a matter for which the affirmative vote of the holders of a specified portion of the Sharing Ratios of all Members entitled to vote is required by the Act, the affirmative vote of a Required Interest at a meeting of Members at which a quorum is present shall be the act of the Members.

     (b) All meetings of the Members shall be held at the principal place of business of the Company or at such other place within or without the State of Texas as shall be specified or fixed in the notices or waivers of notice thereof; provided that any or all Members may participate in any such meeting by means of conference telephone or similar communications equipment pursuant to
Section 7.05.

     (c) Notwithstanding the other provisions of the Articles or these Regulations, the chairman of the meeting or the holders of a Required Interest shall have the power to adjourn such meeting from time to time, without any notice other than announcement at the meeting of the time and place of the holding of the adjourned meeting. If such meeting is adjourned by the Members, such time and place shall be determined by a vote of the holders of a Required Interest. Upon the resumption of such adjourned meeting, any business may be transacted that might have been transacted at the meeting as originally called.

     (d) An annual meeting of the Members, for the election of the Managers and for the transaction of such other business as may properly come before the meeting, shall be held at such place, within or without the State of Texas, on such date and at such time as the Managers shall fix and set forth in the notice of the meeting, which date shall be within 13 months subsequent to the date of organization of the Company or the last annual meeting of Members, whichever most recently occurred.

     (e) Special meetings of the Members for any proper purpose or purposes may be called at any time by the Managers or the holders of at least ten percent of the Sharing Ratios of all Members. If not otherwise stated in or fixed in accordance with the remaining provisions hereof, the record date for determining Members entitled to call a special meeting is the date any Member first signs the notice of that meeting. Only business within the purpose or purposes described in the notice (or waiver thereof) required by these Regulations may be conducted at a special meeting of the Members.

     (f) Written or printed notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than 60 days before the date of the meeting, either personally or by mail, by or at the direction of the Managers or Person calling the meeting, to each Member entitled to vote at such meeting. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the Member at his address provided for on Exhibit A, with postage thereon prepaid.

     (g) The date on which notice of a meeting of Members is mailed or the date on which the resolution of the Managers declaring a distribution is adopted, as the case may be, shall be the record date for the determination of the Members entitled to notice of or to vote at such meeting, including any adjournment thereof, or the Members entitled to receive such distribution.

     (h) The right of Members to cumulative voting in the election of Managers is expressly prohibited.

     7.02 VOTING LIST. The Managers shall make, at least ten days before each meeting of Members, a complete list of the Members entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the Sharing Ratios held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office or principal place of business of the Company and shall be subject to inspection by any Member at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any Member during the whole time of the meeting. The original membership records shall be prima-facie evidence as to who are the Members entitled to examine such list or transfer records or to vote at any meeting of Members. Failure to comply with the requirements of this Section shall not affect the validity of any action taken at the meeting.

     7.03 PROXIES. A Member may vote either in person or by proxy executed in writing by the Member. A telegram, telex, cablegram or similar transmission by the Member, or a photographic, photostatic, facsimile or similar reproduction of a writing executed by the Member shall be treated as an execution in writing for purposes of this Section. Proxies for use at any meeting of Members or in connection with the taking of any action by written consent shall be filed with the Managers, before or at the time of the meeting or execution of the written consent, as the case may be. All proxies shall be received and taken charge of and all ballots shall be received and canvassed by the Managers, who shall decide all questions touching upon the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes, unless an inspector or inspectors shall have been appointed by the chairman of the meeting, in which event such inspector or inspectors shall decide all such questions. No proxy shall be valid after 11 months from the date of its execution unless otherwise provided in the proxy. A proxy shall be revocable unless the proxy form conspicuously states that the proxy is irrevocable and the proxy is coupled with an interest. Should a proxy designate two or more Persons to act as proxies, unless that instrument shall provide to the contrary, a majority of such Persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one be present, then such powers may be exercised by that one; or, if an even number attend and a majority do not agree on any particular issue, the Company shall not be required to recognize such proxy with respect to such issue if such proxy does not specify how the Sharing Ratios that are the subject of such proxy are to be voted with respect to such issue.

     7.04 CONDUCT OF MEETINGS. All meetings of the Members shall be presided over by the chairman of the meeting, who shall be a Manager (or representative thereof) designated by a majority of the Managers. The chairman of any meeting of Members shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him in order.

     7.05 ACTION BY WRITTEN CONSENT OR TELEPHONE CONFERENCE. (a) Any action required or permitted to be taken at any annual or special meeting of Members may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take such action at a meeting at which the holders of all Sharing Ratios entitled to vote on the action were present and voted. Every written consent shall bear the date of signature of each Member who signs the consent. No written consent shall be effective to take the action that is the subject to the consent unless, within 60 days after the date of the earliest dated consent delivered to the Company in the manner required by this Section, a consent or consents signed by the holder or holders of not less than the minimum Sharing Ratios that would be necessary to take the action that is the subject of the consent are delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers. A telegram, telex, cablegram or similar transmission by a Member, or a photographic, photostatic, facsimile or similar reproduction of a writing signed by a Member, shall be regarded as signed by the Member for purposes of this Section. Prompt notice of the taking of any action by Members without a meeting by less than unanimous written consent shall be given to those Members who did not consent in writing to the action.

     (b) The record date for determining Members entitled to consent to action in writing without a meeting shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Company by delivery to its registered office, its principal place of business, or the Managers. Delivery shall be by hand or by certified or registered mail, return receipt requested. Delivery to the Company's principal place of business shall be addressed to the Managers.

     (c) If any action by Members is taken by written consent, any articles or documents filed with the Secretary of State of Texas as a result of the taking of the action shall state, in lieu of any statement required by the Act or the TBCA concerning any vote of Members, that written consent has been given in accordance with the provisions of the Act and the TBCA and that any written notice required by the Act and the TBCA has been given.

     (d) Members may participate in and hold a meeting by means of conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a Person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

                                  ARTICLE VIII
                                 INDEMNIFICATION

     8.01 RIGHT TO INDEMNIFICATION. Subject to the limitations and conditions as provided in this Article VIII each Person who was or is made a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative (hereinafter a "Proceeding"), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding, by reason of the fact that he or she, or a Person of whom he or she is the legal representative, is or was a Manager of the Company or while a Manager of the Company is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise shall be indemnified by the Company to the fullest extent permitted by the Act and the TBCA, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment) against judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including, without limitation, attorneys' fees) actually incurred by such Person in connection with such Proceeding, and indemnification under this Article VIII shall continue as to a Person who has ceased to serve in the capacity which initially entitled such Person to indemnify hereunder. The rights granted pursuant to this Article VIII shall be deemed contract rights, and no amendment, modification or repeal of this Article VIII shall have the effect of limiting or denying any such rights with respect to actions taken or Proceedings arising prior to any such amendment, modification or repeal. It is expressly acknowledged that the indemnification provided in this Article VIII could involve indemnification for negligence or under theories of strict liability.

     8.02 ADVANCE PAYMENT. The right to indemnification conferred in this
Article VIII shall include the right to be paid or reimbursed by the Company the reasonable expenses incurred by a Person of the type entitled to be indemnified under Section 8.01 who was, is or is threatened to be made a named defendant or respondent in a Proceeding in advance of the final disposition of the Proceeding and without any determination as to the Person's ultimate entitlement to indemnification; provided, however, that the payment of such expenses incurred by any such Person in advance of the final disposition of a Proceeding, shall be made only upon delivery to the Company of a written affirmation by such Manager of his or her good faith belief that he has met the standard of conduct for indemnification under this Article VIII and a written undertaking, by or on behalf of such Person, to repay all amounts so advanced if it shall ultimately be determined that such indemnified Person is not entitled to be indemnified under this Article VIII or otherwise.

     8.03 INDEMNIFICATION OF OFFICERS, EMPLOYEES, AND AGENTS. The Company, by adoption of a resolution of the Managers, may indemnity and advance expenses to an officer, employee or agent of the Company to the same extent and subject to the same conditions under which it may indemnify and advance expenses to Managers under this Article VIII; and, the Company may indemnify and advance expenses to Persons who are not or were not Managers, officers, employees or agents of the Company but who are or were serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a Person to the same extent that it may indemnity and advance expenses to Managers under this Article VIII.

     8.04 APPEARANCE AS A WITNESS. Notwithstanding any other provision of this
Article VIII, the Company may pay or reimburse expenses incurred by a Manager in connection with his appearance as a witness or other participation in a Proceeding at a time when he is not a named defendant or respondent in the Proceeding.

     8.05 NONEXCLUSIVITY OF RIGHTS. The right to indemnification and the advancement and payment of expenses conferred in this Article VIII shall not be exclusive of any other right which a Manager or other Person indemnified pursuant to Section 8.03 may have or hereafter acquire under any law (common or statutory), provision of the Articles or these Regulations, agreement, vote of Members or disinterested Managers or otherwise.

     8.06 INSURANCE. The Company may purchase and maintain insurance, at its expense, to protect itself and any Person who is or was serving as a Manager, officer, employee or agent of the Company or is or was serving at the request of the Company as a Manager, director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic limited liability company, corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Company would have the power to indemnify such Person against such expense, liability or loss under this Article VIII.

     8.07 MEMBER NOTIFICATION. To the extent required by law, any indemnification of or advance of expenses to a Manager in accordance with this
Article VIII shall be reported in writing to the Members with or before the notice or waiver of notice of the next Members' meeting or with or before the next submission to Members of a consent to action without a meeting and, in any case, within the 12-month period immediately following the date of the indemnification or advance.

     8.08 SAVINGS CLAUSE. If this Article VIII or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify and hold harmless each Manager or any other Person indemnified pursuant to this Article VIII as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                   ARTICLE IX
                                      TAXES

     9.01 TAX RETURNS. The Managers shall cause to be prepared and filed all necessary federal and state income tax returns for the Company, including making the elections described in Section 9.02. Each Member shall furnish to the Managers all pertinent information in its possession relating to Company operations that is necessary to enable the Company's income tax returns to be prepared and filed.

     9.02 TAX ELECTIONS. The Company shall make the following elections on the appropriate tax returns:

          (a) to adopt the year ending on May 31 as the Company's fiscal year;

          (b) to adopt a method of accounting as the Managers may determine from time to time;

          (c) if a distribution of Company property as described in section 734 of the Code occurs or if a transfer of a Membership Interest as described in section 743 of the Code occurs, on written request of any Member, to elect, pursuant to section 754 of the Code, to adjust the basis of Company properties;

          (d) to elect to amortize the organizational expenses of the Company and the startup expenditures of the Company under Section 195 of the Code ratably over a period of 60 months as permitted by section 709(b) of the Code; and

          (e) any other election the Managers may deem appropriate and in the best interests of the Members.

Neither the Company nor any Manager or Member may make an election for the Company to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A of the Code or any similar provisions of applicable state law, and no provision of these Regulations (including, without limitation, Section 2.06) shall be construed to sanction or approve such an election.

     9.03 "TAX MATTERS PARTNER." A majority of the Managers who are Members shall designate one Manager that is a Member to be the "tax matters partner" of the Company pursuant to section 6231(a)(7) of the Code; or, if there is no Manager that is a Member, the "tax matters partner" shall be a Member that is designated as such by a Required Interest. Any Member who is designated "tax matters partner" shall take such action as may be necessary to cause each other Member to become a "notice partner" within the meaning of section 6223 of the Code. Any Member who is designated "tax matters partner" shall inform each other Member of all significant matters that may come to its attention in its capacity as "tax matters partner" by giving notice thereof on or before the fifth Business Day after becoming aware thereof and, within that time, shall forward to each other Member copies of all significant written communications it may receive in that capacity. Any Member who is designated "tax matters partner" may not take any action contemplated by sections 6222 through 6232 of the Code without the consent of a Required Interest, but this sentence does not authorize such Manager (or any other Manager) to take any action left to the determination of an individual Member under sections 6222 through 6232 of the Code.

                                    ARTICLE X
                   BOOKS, RECORDS, REPORTS, AND BANK ACCOUNTS

     10.01 MAINTENANCE OF BOOKS. The Company shall keep books and records of accounts and shall keep minutes of the proceedings of its Members, its Managers and each committee of the Managers. The books of account for the Company shall be maintained on a cash basis in accordance with the terms of these Regulations, except that the capital accounts of the Members shall be maintained in accordance with Section 4.06. The calendar year shall be the accounting year of the Company.

     10.02 REPORTS. On or before the 120th day following the end of each fiscal year during the term of the Company, the Managers shall cause each Member to be furnished with a balance sheet, an income statement, and a statement of changes in Members' capital of the Company for, or as of the end of, that year certified by a recognized firm of certified public accountants. These financial statements must be prepared in accordance with accounting principles generally employed for cash basis records consistently applied (except as therein noted) and must be accompanied by a report of the certified public accountants certifying the statements and stating that (a) their examination was made in accordance with generally accepted auditing standards and, in their opinion, the financial statements fairly present the financial position, financial results of operations, and changes in Members' capital in accordance with accounting principles generally employed for cash-basis records consistently applied (except as therein noted) and (b) in making the examination and reporting on the financial statements described above, nothing came to their attention that caused them to believe that (i) the income and revenues were not paid or credited in accordance with the financial and accounting provisions of these Regulations, (ii) the costs and expenses were not charged in accordance with the financial and accounting provisions of these Regulations, or (iii) the Managers or any Member failed to comply in any material respect with the financial and accounting provisions of these Regulations, or if they do conclude that the Managers or a Member so failed, specifying the nature and period of existence of the failure. The Managers also may cause to be prepared or delivered such other reports as they may deem appropriate. The Company shall bear the costs of all these reports.

     10.03 ACCOUNTS. The Managers shall establish and maintain one or more separate bank and investment accounts and arrangements for Company funds in the Company name with financial institutions and firms that the Managers determine. The Managers may not commingle the Company's funds with the funds of any Member; however, Company funds may be invested in a manner the same as or similar to the Managers' investment of their own funds or investments by their Affiliates.

                                   ARTICLE XI
                             BANKRUPTCY OF A MEMBER

     11.01 BANKRUPT MEMBERS. Subject to Section 12.01(c), if any Member becomes a Bankrupt Member, the Company shall have the option, exercisable by notice from the Managers to the Bankrupt Member (or its representative) at any time prior to the 180th day after receipt of notice of the occurrence of the event causing it to become a Bankrupt Member, to buy, and on the exercise of this option the Bankrupt Member or its representative shall sell, its Membership Interest. The purchase price shall be an amount equal to the fair market value thereof determined by agreement of the Bankrupt Member (or its representative) and the Managers; however, if those Persons do not agree on the fair market value on or before the 30th day following the exercise of the option, either such Person, by notice to the other, may require the determination of fair market value to be made by an independent appraiser specified in that notice. If the Person receiving that notice objects on or before the tenth day following receipt to the independent appraiser designated in that notice, and those Persons otherwise fail to agree on an independent appraiser, either such Person may petition the United States District Judge for the Northern District of Texas (Dallas Division) then senior in service to designate an independent appraiser. The determination of the independent appraiser, however designated, is final and binding on all parties. The Bankrupt Member and the Company each shall pay one-half of the costs of the appraisal. The purchaser shall pay the fair market value as so determined in four equal cash installments, the first due on closing and the remainder (together with accumulated interest on the amount unpaid at the General Interest Rate) due on each of the first three anniversaries thereof. The payment to be made to the Bankrupt Member or its representative pursuant to this Section 11.01 is in complete liquidation and satisfaction of all the rights and interest of the Bankrupt Member and its representative (and of all Persons claiming by, through, or under the Bankrupt Member and its representative) in and in respect of the Company, including, without limitation, any Membership Interest, any rights in specific Company property, and any rights against the Company and (insofar as the affairs of the Company are concerned) against the Members, and constitutes a compromise to which all Members have agreed pursuant to article 5.02(D) of the Act.

                                   ARTICLE XII
                    DISSOLUTION, LIQUIDATION, AND TERMINATION

     12.01 DISSOLUTION. The Company shall dissolve and its affairs shall be wound up on the first to occur of the following:

          (a) the written consent of a Required Interest;

          (b) the expiration of the period fixed for the duration of the Company set forth in the Articles;

          (c) any Manager who is a Member (or, if there is no Manager who is a Member, any Member) shall become a Bankrupt Member (with or without the consent of a Required Interest); provided, however, that if the event described in this Section 12.01(c) shall occur and there shall be at least one other Member remaining, the Company shall not be dissolved, and the business of the Company shall be continued, if all Members so agree; and

          (d) entry of a decree of judicial dissolution of the Company under article 6.02 of the Act.

Except as provided in Section 12.01(c), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company.

     12.02 LIQUIDATION AND TERMINATION. On dissolution of the Company, the Managers shall act as liquidator or may appoint one or more Members as liquidator. The liquidator shall proceed diligently to wind up the affairs of the Company and make final distributions as provided herein and in the Act. The costs of liquidation shall be borne as a Company expense. Until final distribution, the liquidator shall continue to operate the Company properties with all of the power and authority of the Managers. The steps to be accomplished by the liquidator are as follows:

          (a) as promptly as possible after dissolution and again after final liquidation, the liquidator shall cause a proper accounting to be made by a recognized firm of certified public accountants of the Company's assets, liabilities, and operations through the last day of the calendar month in which the dissolution occurs or the final liquidation is completed, as applicable;

          (b) the liquidator shall cause the notice described in article 6.05(A)(2) of the Act to be mailed to each known creditor of and claimant against the Company in the manner described in such article 6.05(A)(2) of the Act;

          (c) the liquidator shall pay, satisfy or discharge from Company funds all of the debts, liabilities and obligations of the Company (including, without limitation, all expenses incurred in liquidation and any advances described in Section 4.05) or otherwise make adequate provision for payment and discharge thereof (including, without limitation, the establishment of a cash escrow fund for contingent liabilities in such amount and for such term as the liquidator may reasonably determine); and

          (d) all remaining assets of the Company shall be distributed to the Members as follows:

               (i) the liquidator may sell any or all Company property, including to Members, and any resulting gain or loss from each sale shall be computed and allocated to the capital accounts of the Members;

               (ii) with respect to all Company property that has not been sold, the fair market value of that property shall be determined and the capital accounts of the Members shall be adjusted to reflect the manner in which the unrealized income, gain, loss, and deduction inherent in property that has not been reflected in the capital accounts previously would be allocated among the Members if there were a taxable disposition of that property for the fair market value of that property on the date of distribution; and

               (iii) Company property shall be distributed among the Members in accordance with the positive capital account balances of the Members, as determined after taking into account all capital account adjustments for the taxable year of the Company during which the liquidation of the partnership occurs (other than those made by reason of this clause (iii)); and those distributions shall be made by the end of the taxable year of the Company during which the liquidation of the Company Occurs (or, if later, 90 days after the date of the liquidation).

All distributions in kind to the Members shall be made subject to the liability of each distributee for costs, expenses, and liabilities theretofore incurred or for which the Company has committed prior to the date of termination and those costs, expenses, and liabilities shall be allocated to the distributee pursuant to this Section 12.02. The distribution of cash and/or property to a Member in accordance with the provisions of this Section 12.02 constitutes a complete return to the Member of its Capital Contributions and a complete distribution to the Member of its Membership Interest and all the Company's property and constitutes a compromise to which all Members have consented within the meaning of article 5.02(D) of the Act. To the extent that a Member returns funds to the Company, it has no claim against any other Member for those funds.

     12.03 DEFICIT CAPITAL ACCOUNTS. Notwithstanding anything to the contrary contained in these Regulations, and notwithstanding any custom or rule of law to the contrary, to the extent that the deficit, if any, in the capital account of any Member results from or is attributable to deductions and losses of the Company (including non-cash items such as depreciation), or distributions of money pursuant to these Regulations to all Members in proportion to their respective Sharing Ratios, upon dissolution of the Company such deficit shall not be an asset of the Company and such Members shall not be obligated to contribute such amount to the Company to bring the balance of such Member's capital account to zero.

     12.04 ARTICLES OF DISSOLUTION. On completion of the distribution of Company assets as provided herein, the Company is terminated, and the Managers (or such other Person or Persons as the Act may require or permit) shall file Articles of Dissolution with the Secretary of State of Texas, cancel any other filings made pursuant to Section 2.05, and take such other actions as may be necessary to terminate the Company.

                                  ARTICLE XIII
                               GENERAL PROVISIONS

     13.01 OFFSET. Whenever the Company is to pay any sum to any Member, any amounts that Member owes the Company may be deducted from that sum before payment.

     13.02 NOTICES. Except as expressly set forth to the contrary in these Regulations, all notices, requests, or consents provided for or permitted to be given under these Regulations must be in writing and must be given either by depositing that writing in the United States mail, addressed to the recipient, postage paid, and registered or certified with return receipt requested or by delivering that writing to the recipient in person, by courier, or by facsimile transmission; and a notice, request, or consent given under these Regulations is effective on receipt by the Person to receive it. All notices, requests, and consents to be sent to a Member must be sent to or made at the addresses given for that Member on Exhibit A or in the instrument described in Section 3.03(d) or 3.04, or such other address as that Member may specify by notice to the other Members. Any notice, request, or consent to the Company or the Managers must be given to the Managers at the following address: 15851 Dallas Parkway, Suite 100, Dallas, Texas 75248. Whenever any notice is required to be given by law, the Articles or these Regulations, a written waiver thereof, signed by the Person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     13.03 ENTIRE AGREEMENT; SUPERSEDURE. These Regulations constitute the entire agreement of the Members and their Affiliates relating to the Company and supersedes all prior contracts or agreements with respect to the Company, whether oral or written.

     13.04 EFFECT OF WAIVER OR CONSENT. A waiver or consent, express or implied, to or of any breach or default by any Person in the performance by that Person of its obligations with respect to the Company is not a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person with respect to the Company. Failure on the part of a Person to complain of any act of any Person or to declare any Person in default with respect to the Company, irrespective of how long that failure continues, does not constitute a waiver by that Person of its rights with respect to that default until the applicable statute-of-limitations period has run.

     13.05 AMENDMENT OR MODIFICATION. These Regulations may be amended or modified from time to time only by a written instrument adopted by the Managers and executed and agreed to by a Required Interest; provided, however, that (a) an amendment or modification reducing a Member's Sharing Ratio or increasing its Commitment (other than to reflect changes otherwise provided by these Regulations) is effective only with that Member's consent, (b) an amendment or modification reducing the required Sharing Ratio or other measure for any consent or vote in these Regulations is effective only with the consent or vote of Members having the Sharing Ratio or other measure theretofore required, and
(c) amendments of the type described in Section 3.04 may be adopted as therein provided.

     13.06 BINDING EFFECT. Subject to the restrictions on Dispositions set forth in these Regulations, these Regulations are binding on and inure to the benefit of the Members and their respective heirs, legal representatives, successors, and assigns.

     13.07 GOVERNING LAW; SEVERABILITY. THESE REGULATIONS ARE GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH LAW OF THE STATE OF TEXAS, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THESE REGULATIONS TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of these Regulations and (a) any provision of the Articles, or (b) any mandatory provision of the Act or (to the extent such statutes are incorporated into the Act) the TBCA or the Texas Miscellaneous Corporation laws Act, the application provision of the Articles, the Act, the TBCA or the Texas Miscellaneous Corporation Laws Act shall control. If any provision of these Regulations or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of these Regulations and the application of that provision to other Persons or circumstances is not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

     13.08 FURTHER ASSURANCES. In connection with these Regulations and the transactions contemplated hereby, each Member shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of these Regulations and those transactions.

     13.09 WAIVER OF CERTAIN RIGHTS. Each Member irrevocably waives any right it may have to maintain any action for dissolution of the Company or for partition of the property of the Company.

     13.10 INDEMNIFICATION. To the fullest extent permitted by law, each Member shall indemnify the Company, each Manager and each other Member and hold them harmless from and against all losses, costs, liabilities, damages, and expenses (including, without limitation, costs of suit and attorney's fees) they may incur on account of any breach by that Member of these Regulations.

     13.11 NOTICE TO MEMBERS OF PROVISIONS OF THIS AGREEMENT. By executing these Regulations, each Member acknowledges that it has actual notice of (a) all of the provisions of this Agreement, including, without limitation, the restrictions on the transfer of Membership Interests set forth in Article III, and (b) all of the provisions of the Articles, including, without limitation, the fact that the Articles provide that no Member shall have the preemptive right to acquire any Membership Interests or securities of any class that may at any time be issued, sold or offered for sale by the Company. Each Member hereby agrees that these Regulations constitute adequate notice of all such provisions, including, without limitation, any notice requirement under article 2.19(D) of the TBCA and Chapter 8 of the Texas Uniform Commercial Code, and each Member hereby waives any requirement that any further notice thereunder be given.

     13.12 COUNTERPARTS. These Regulations may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument.

     13.13 ARBITRATION. If, at any time or from time to time during the continuance of the Company or after the dissolution or other termination thereof, any dispute, difference or question shall arise between any of the Members, or their successors, assigns or nominees, touching or concerning the Company of the property, assets, rights or transactions thereof, or the dissolution or other termination thereof, or the property of the Company or the construction, meaning or effect of these Regulations, or any provision hereof, or the rights of obligations of the Members, or their successors, assigns or nominees, under these Regulations or otherwise, with respect thereto, then every such dispute, difference or question shall be submitted to and settled by arbitration and the decision of the arbitrator appointed as hereinafter provided to deal with such matter shall be accepted by all the Members to such dispute, difference or question. The arbitration shall be conducted by a single arbitrator agreed upon by the Members to the matter. The decision of the arbitrator shall be final and binding upon all the Members to such dispute, difference or question and their nominees, and there shall be no appeal therefrom.

     IN WITNESS WHEREOF, following adoption of these Regulations by the Managers, the Members have executed these Regulations as of the date first set forth above.

                                        MEMBERS:

                                        ELLY NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Elly Reisman
                                            ------------------------------------
                                            Elly Reisman, President


                                        NORMAN NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Norman Reisman
                                            ------------------------------------
                                            Norman Reisman, President


                                        LARRY NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Larry Robbins
                                            ------------------------------------
                                            Larry Robbins, President


                                        BRUCE NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Bruce Freeman
                                            ------------------------------------
                                            Bruce Freeman, President


                                        HARRY NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Harry Rosenbaum
                                            ------------------------------------
                                            Harry Rosenbaum, President


                                        SEYMOUR NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Seymour Joffe
                                            ------------------------------------
                                            Seymour Joffe, President


                                        HAYDN NEVADA, INC.,
                                        a Nevada corporation


                                        By: /s/ Haydn Matthews
                                            ------------------------------------
                                            Haydn Matthews, President